UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2015

EMERGENT CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida		33486
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

IMPERIAL HOLDINGS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Imperial Holdings, Inc. (the “Company”) filed Articles of Amendment to Articles of Incorporation with the Secretary of State of the State of Florida to change its corporate name to Emergent Capital, Inc., effective September 1, 2015. A copy of the Articles of Amendment to Articles of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

The Company’s bylaws are amended to reflect the new corporate name, Emergent Capital, Inc., effective September 1, 2015. A copy of the Amended and Restated bylaws reflecting the amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

Item 8.01	Other Events.

Name Change

On August 31, 2015, the Company issued a press release announcing the change in its corporate name, effective September 1, 2015. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Effective September 1, 2015, the Company’s common stock will trade on the New York Stock Exchange under a new ticker symbol “EMG.” The outstanding stock certificates for shares of the Company are not affected by the name change and continue to be valid.

Share and Note Repurchase Program

On September 1, 2015, the Company issued a press release announcing that its Board of Directors authorized a share and note repurchase program of up to $10 million of the Company’s common stock and/or 8.50% senior unsecured convertible notes due 2019, which repurchases may be effected from time to time through open market repurchases, block trades, privately negotiated transactions and/or plans designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment to Articles of Incorporation

3.2	Amended and Restated Bylaws of Emergent Capital, Inc.

99.1	Press release issued August 31, 2015

99.2	Press release issued September 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 1, 2015

EMERGENT CAPITAL, INC. (Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler General Counsel and Secretary